UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):   February 28, 2026

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(IRS Employer Identification No.)

9350 Wilshire Boulevard, Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310 862 1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2026, the Board of Directors of Public Company Management Corporation, a Nevada corporation (“PCMC” or the “Company”), approved an amendment and restatement of Article 4 of the Company’s Articles of Incorporation (the “Amendment”) to confirm and restate the Company’s authorized capital stock as 550,000,000 shares, consisting of 500,000,000 shares of common stock, par value 0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value 0.001 per share (the “Preferred Stock”). The Amendment also expressly authorizes the Board of Directors, subject to Chapter 78 of the Nevada Revised Statutes, including, without limitation, NRS 78.195 and 78.1955, to provide for the issuance of shares of Preferred Stock in one or more classes or series and, in connection therewith, to fix or alter the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of any such class or series.

On February 28, 2026, a stockholder holding an aggregate of 23,946,307 shares of Common Stock, representing approximately 70.3% of the voting power of the Company’s outstanding Common Stock (the “Required Stockholders”), executed a written consent in lieu of a meeting approving the Amendment in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statutes and Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No meeting of stockholders is being held in connection with the Amendment, and no proxies are being solicited.

The Amendment will become effective upon the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur no earlier than 20 calendar days after the Company’s definitive Information Statement on Schedule 14C is first mailed to stockholders of record as of the applicable record date.

The Amendment does not, by itself, result in the issuance of any additional shares of Common Stock or Preferred Stock. Any future issuance of shares will be subject to applicable law, the Company’s Articles of Incorporation and Bylaws, and, where required, stockholder approval and applicable securities market rules.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On or about March 14, 2026, the Company intends to mail to its stockholders of record as of the close of business on February 28, 2026 an Information Statement on Schedule 14C (the “Information Statement”) describing the Amendment, the corporate actions approved by the Required Stockholders by written consent, and related information regarding the Company and its capital stock. The Information Statement is being furnished to stockholders solely for informational purposes in accordance with Section 14(c) of the Exchange Act, and no action is required by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

Exhibits No.	Description.

3.4	Amendment to Article 4 of the Articles of Incorporatin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2026

PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	President

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	Chief Financial Officer